                                                                EXHIBIT 12



                    CPC INTERNATIONAL INC. AND SUBSIDIARIES
               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES



                                FOR THE THREE
($ Millions)                    MONTHS ENDED                FOR THE YEARS ENDED DECEMBER 31,
                                MARCH 31, 1997       1996       1995       1994        1993        1992
                                ---------------------------------------------------------------------------
INCOME FROM CONTINUING
OPERATIONS BEFORE INCOME TAXES     $195.7          $  917.1    $  877.0     $614.7     $790.3      $744.5
                                 -------------------------------------------------------------------------
Add (subtract):
  Portion of rents representative
      of interest                     8.5              34.3        26.3       25.3       20.9        21.7
  Interest on bonds, mortgages
      & similar debt                 18.2              74.2        55.2       51.9       56.1        64.7
  Other interest                     20.0             131.8        86.5       54.6       53.7        51.0
  Interest expense included in
      cost of plant construction      (.8)            (12.9)       (6.6)      (6.2)      (6.7)       (6.4)
  Income of unconsolidated
      venture                           -                 -           -        3.9          -         5.4
                                 -------------------------------------------------------------------------
Income as adjusted                 $241.6          $1,144.5    $1,038.4     $744.2     $914.3      $880.9
                                 =========================================================================

FIXED CHARGES:
  Portion of rents representative
      of interest                  $  8.5          $   34.3    $   26.3     $ 25.3     $ 20.9      $ 21.7
  Interest on bonds, mortgages
      & similar debt                 18.2              74.2        55.2       51.9       56.1        64.7
  Other interest                     20.0             131.8        86.5       54.6       53.7        51.0
                                 -------------------------------------------------------------------------
                                   $ 46.7          $  240.3    $  168.0     $131.8     $130.7      $137.4
                                 =========================================================================
RATIO OF EARNINGS TO
  FIXED CHARGES                       5.2               4.8         6.2        5.6        7.0         6.4
                                 =========================================================================
